Exhibit 4.5.8

Australian Borrower Charge
(Project H)

HA Funding Pty Limited
ACN 117 549 498

and

BNP Paribas

MLC Centre Martin Place Sydney New South Wales 2000 Australia Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000 www.freehills.com DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference WGG:36C

1

7	Application and receipts of money		16
	7.1	Order of application	16
	7.2	Money actually received	17
	7.3	Amounts contingently due	17
	7.4	Notice of a subsequent Encumbrance	18
	7.5	Chargee’s statement of indebtedness	18
	7.6	Chargee’s receipts	18
	7.7	Conversion of currencies on application	19
	7.8	Amounts payable on demand	19

8	Power of attorney		19
	8.1	Appointment of Attorney	19
	8.2	Purposes of appointment	19
	8.3	Delegation and substitution	20

9	Protection		20
	9.1	Protection of third parties	20
	9.2	Protection of the Chargee, Receiver and Attorney	20

10	Saving provisions		21
	10.1	Statutory powers	21
	10.2	Continuing security	21
	10.3	No merger of security	21
	10.4	Exclusion of moratorium	21
	10.5	Conflict	22
	10.6	Completion of blank securities	22
	10.7	Principal obligations	22
	10.8	No obligation to marshal	22
	10.9	Non-avoidance	22
	10.10	Increase in financial accommodation	23

11	Third party provisions		23
	11.1	Suspense account	23
	11.2	Independent obligations	23
	11.3	Unconditional nature of obligations	23
	11.4	No competition	25

12	General		26
	12.1	Performance by Chargee of the Chargor’s obligations	26
	12.2	Chargor to bear cost	26
	12.3	Notices	26
	12.4	Governing law and jurisdiction	27
	12.5	Prohibition and enforceability	27
	12.6	Waivers	27
	12.7	Variation	28
	12.8	Cumulative rights	28
	12.9	Assignment	28
	12.10	Counterparts	28

2

12.11	Attorneys	28

3

This deed of charge

is made on 20 December 2005 between the following parties:

1.            HA Funding Pty Limited
ACN 117 549 498
of Level 6, 10 Dorcas Street, South Melbourne, Victoria
(Chargor)

2.            BNP Paribas
ABN 23 000 000 117
of Securitisation CAA 05 B1, 3 rue d’Antin, 75 078 Paris Cedex 02, France
(Chargee)

Recitals

A.           The Chargor is, or will be, the legal and beneficial owner of the Charged Property.

B.            The Chargor has agreed to charge the Charged Property to secure the payment of the Secured Moneys.

This deed witnesses

that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

1             Definitions and interpretation

1.1          Definitions

In this deed:

Accelerated Event of Default means the occurrence of an Event of Default which is continuing and has not been waived under the Bridge Facility Agreement and which has resulted in the Facility Agent serving a notice under clause [23.16(a)] of the Bridge Facility Agreement;

Attorney means an attorney appointed under this deed;

Beneficiary means a “Beneficiary” as defined in the Security Trust Deed;

Bridge Facility Agreement means the Senior Bridge Facilities Agreement between Hertz International, Ltd., the Original Borrowers party thereto, the Original Guarantors party thereto, BNP Paribas and The Royal Bank of Scotland PLC, as Mandated Lead Arrangers, CALYON, as Co-Arranger, BNP Paribas, The Royal Bank of Scotland plc and CALYON, as Joint Bookrunners, BNP Paribas as Facility Agent, Security Agent and Global Coordinator and the Financial Institutions party thereto, as Banks ;

Charge means the security created by this deed;

Charged Property means all of the present and future undertaking, assets and rights of the Chargor including all real and personal property, choses in action, goodwill, uncalled and called but unpaid capital;

Corporations Act means the Corporations Act 2001 (Cth);

debt includes debts owing by a bank or other financial institution, including in relation to a current trading account;

Designated Account means the bank account opened by the Chargor in accordance with clause 2.7;

Designated Bank means the bank with which the Designated Account is maintained;

Intellectual Property Rights includes any patent, design, trade mark, copyright, trade secret, confidential information and any right to use, or to grant the use of, or to be the registered owner or user of, any of them;

Marketable Securities has the following meaning:

(a)           the meaning given to that expression in the Corporations Act; and

(b)           any units (whatever called) in a trust estate which represent a legal or beneficial interest in any of the income or assets of that trust estate and includes any options to acquire any units as described;

Material Document means:

(a)           the Purchase Deed; and

(b)           each other Transaction Document under and as defined in the Purchase Deed;

Power means any right, power, authority, discretion or remedy conferred on the Chargee, Receiver or Attorney by any Transaction Document or any applicable law;

Principal Agreement means:

(a)           the Bridge Facility Agreement; or

(b)           any other document which the Chargor and the Chargee agree, now or in the future, is a Principal Agreement for the purposes of this deed;

Purchase Deed means the deed entitled “Australian Purchase Deed (Project H)” dated on or after the date of this deed between the Chargor (as seller) and Hertz Australia Pty Limited (ABN 31 004 407 807) (as purchaser), among others;

Receiver means a receiver or receiver and manager appointed under this deed;

Secured Moneys means all debts and monetary liabilities of the Chargor to the Beneficiaries or the Security Trustee on any account under or in relation to any Transaction Document and in any capacity, irrespective of whether the debts or liabilities:

(a)           are present or future;

(b)           are actual, prospective, contingent or otherwise;

(c)           are at any time ascertained or unascertained;

(d)           are owed or incurred by or on account of the Chargor alone or severally or jointly with any other person;

(e)           are owed to or incurred for the account of any Beneficiary or the Security Trustee, alone, or severally, or jointly with any other person;

(f)            are owed to any other person as agent (whether disclosed or not) for or on behalf of a Beneficiary or the Security Trustee;

(g)           are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(h)           are owed to or incurred for the account of a Beneficiary directly or as a result of:

(1)           the assignment or transfer to a Beneficiary of any debt or liability of the Chargor (whether by way of assignment, transfer or otherwise); or

(2)           any other dealing with any such debt or liability;

(i)            are owed to or incurred for the account of a Beneficiary or the Security Trustee before the date of this deed or before the date of any assignment of this deed to any Beneficiary or the Security Trustee by any other person or otherwise; or

(j)            comprise any combination of the above;

Security Trust means the trust established under the Security Trust Deed;

Security Trust Deed means the security trust deed dated on or before the date of this deed between the Chargor and others and the Chargee as security trustee constituting the Security Trust;

Title Document means any original, duplicate or counterpart certificate or document of title including any real property certificate of title or any share certificate;

Transaction Document means:

(a)           this deed;

(b)           the Security Trust Deed;

(c)           the Principal Agreement;

(d)           any other Transaction Document as defined in the Security Trust Deed;

(e)           any document which the Chargor and the Chargee agree, now or in the future, is a Transaction Document for the purposes of this deed,

or any document or agreement entered into or given under any of the above; and

Transaction Party means:

(a)           the Chargor; or

(b)           any other Transaction Party as defined in a Transaction Document.

1.2          Interpretation

In this deed, headings and bold type are for convenience only and do not affect the interpretation of this deed and, unless the context requires otherwise:

(a)           words importing the singular include the plural and vice versa;

(b)           words importing a gender include any gender;

(c)           other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(d)           an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)           a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)            a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

(g)           a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)           a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)            a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j)            a reference to a party to any document includes that party’s successors and permitted assigns;

(k)           a reference to an agreement other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l)            a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(m)          a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

(n)           no provision of this deed may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision; and

(o)           a covenant or agreement on the part of two or more persons binds them jointly and severally;

(p)           a reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:

(1)           which ceases to exist; or

(2)           whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(q)           an Event of Default is continuing if it has not been remedied to the satisfaction of the Facility Agent (acting reasonably) or expressly waived in writing by the Facility Agent; and

(r)            references to time are to Sydney time.

1.3          Incorporated definitions

(a)           A word or phrase (other than one defined in clause 1.1) defined in the Principal Agreement or in the Security Trust Deed has the same meaning in this deed.

(b)           If a word of phrase is defined in both the Principal Agreement and the Security Trust Deed the definition in the Security Trust Deed prevails to the extent of any inconsistency.

1.4          Inclusive expressions

Specifying anything in this deed after the words “includes” or “for example” or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.5          Security Trust Deed

This deed is a “Security” and a “Transaction Document” for the purposes of the Security Trust Deed.

1.6          Capacity of Chargee

(a)           The Chargee enters into this deed only in its capacity as trustee of the Security Trust and in no other capacity. A liability arising under or in connection with this deed is limited to and can be enforced against the Chargee only to the extent to which it can be satisfied out of the assets of the Security Trust out of which the Chargee is actually indemnified for the liability. This limitation of the Chargee’s liability applies despite any other provision of this deed (other than clause 1.6(c)) and extends to all liabilities and obligations of the Chargee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

(b)           The parties (other than the Chargee) may not sue the Chargee in any capacity other than as trustee of the Security Trust, including seek the appointment of a receiver (except in relation to property of the Security Trust), a liquidator, an administrator or any similar person to the Chargee or prove in any liquidation, administration or arrangement of or affecting the Chargee (except in relation to property of the Security Trust).

(c)           The provisions of this clause 1.6 shall not apply to any obligation or liability or the Chargee to the extent that it is not satisfied because under the Security Trust Deed or by operation of law there is a reduction in the extent of the Chargee’s indemnification out of the assets of the Security Trust, as a result of the Chargee’s fraud, negligence or wilful default.

(d)           No act or omission of the Chargee (including any related failure to satisfy its obligations or breach of representation or warranty under this deed) will be considered fraud, negligence or wilful default of the Chargee for the purpose of clause 1.6(c) to the extent to which the act or omission was caused or contributed to by any failure by any other person other than a delegate of the Chargee appointed under the Security Trust Deed to fulfil its obligations relating to the Security Trust or by any other act or omission of any other person other than a delegate of the Chargee appointed under the Security Trust Deed.

(e)           No attorney, agent, delegate, receiver or receiver and manager appointed under this deed has authority to act on behalf of the Chargee in a way which exposes the Chargee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Chargee for the purpose of clause 1.6(c).

(f)            The Chargee is not obliged to do or refrain from doing anything under this deed (including incur any liability) unless the Chargee’s liability is limited in the same manner as set out in clauses 1.6(a) to 1.6(c) inclusive).

1.7          Limited recourse

(a)           Subject to clause 1.7(d) but despite any other provision of this deed, the Chargor is only obliged to pay any amount otherwise payable under or in relation to this deed to the extent that the amount can be satisfied out of the Charged Property.

(b)           Subject to clause 1.7(d) but despite any other provision of this deed, the Security Trustee must not:

(1)           take any action against the Chargor personally to recover any part of the Secured Moneys which cannot be recovered out of the Charged Property; or

(2)           levy execution or bring any other proceedings (other than to enforce a Transaction Document) against any property of the Chargor which does not form part of the Charged Property to recover any part of the Secured Moneys.

(c)           Clause 1.7(b) operates as a covenant not to sue and not as a release, and may be pleaded in bar to any action brought in breach of it.

(d)           Nothing in this clause 1.7 affects the rights of the Security Trustee or the liability of the Chargor with respect to fraud, gross negligence or wilful misconduct by the Chargor.

2             Charge

2.1          Charge

The Chargor charges all of its interest in the Charged Property to the Chargee as security for the due and punctual payment of the Secured Moneys.

2.2          Priority

The parties intend that the Charge take priority over all other Encumbrances of the Chargor other than any Encumbrance mandatorily preferred by law.

2.3          Nature of Charge

The Charge is:

(a)           a fixed charge over all the Chargor’s present and future interest under:

(1)           any freehold or leasehold property or any other interest in real property including fixtures;

(2)           any machinery, plant or equipment (other than stock in trade);

(3)           any uncalled or called but unpaid capital of the Chargor;

(4)           any Encumbrance over any real or personal property or any Guarantee;

(5)           any Title Document and any other documents evidencing a right to the possession of any real or personal property;

(6)           any partnership in which the Chargor is a partner;

(7)           any joint venture in which the Chargor is a joint venturer;

(8)           any insurance policy in relation to the Charged Property but not the proceeds from that insurance policy;

(9)           any Marketable Securities;

(10)         any Intellectual Property Rights;

(11)         any book debt or other debt but not the proceeds of any such debt;

(12)         books of account, registers, minute books, statements, invoices, accounting and other records, however recorded, and all software;

(13)         other assets not acquired by the Chargor for disposal in the ordinary course of the ordinary business of the Chargor;

(14)         the Designated Account and any chose in action in respect of the Designated Account; and

(15)         each Material Document and any rights of the Chargor under each Material Document; and

(b)           a floating charge over all other Charged Property.

2.4          Crystallisation

The floating charge created in clauses 2.1 and 2.3 automatically and immediately crystallises and becomes fixed:

(a)           without the Chargee giving any notice to the Chargor, in respect of all of the Charged Property:

(1)           when a Receiver or any other receiver or receiver and manager is appointed in respect of any of the Charged Property;

(2)           when the Charge or any other Encumbrance over any of the Charged Property is enforced in any other way; or

(3)           when an order is made or a resolution is passed for the liquidation of the Chargor;

(b)           without the Chargee giving any notice to the Chargor, in respect of a particular asset of the Charged Property:

(1)           when the Chargor breaches clause 4.3 in respect of that asset;

(2)           when any step is taken to issue, levy or enforce any distress, attachment, execution or other process against or upon that asset;

(3)           when any Encumbrance over that asset is, or becomes capable of being, enforced or any floating Encumbrance over that asset crystallises or otherwise becomes a fixed Encumbrance;

(4)           when a notice which affects that asset is issued, signed or given under Subdivision 260-A of Schedule 1 of the Taxation Administration Act 1953 (Cth) by, or on behalf of, the Commissioner of Taxation or the Deputy Commissioner of Taxation, or under any similar legislation; or

(5)           when any thing occurs which may result in any amounts, including Tax or moneys owing to employees, ranking ahead of the floating charge with respect to that asset; and

(c)           in respect of any asset including the proceeds of any book debt or other debt or other moneys now or in the future payable to the Chargor, when the Chargee gives notice in respect of that asset to the Chargor upon or any time after the occurrence of a Default.

2.5          De-crystallisation

(a)           Where an asset has become subject to a fixed charge under clause 2.4, the Chargee may release the asset from that fixed charge by notice in writing to the Chargor.

(b)           When an asset is released from the fixed charge under clause 2.5(a), the asset will again be subject to:

(1)           the floating charge under clauses 2.1 and 2.3; and

(2)           the further operation of clause 2.4.

2.6          Prospective liability

(a)           The parties acknowledge that the maximum amount of the prospective liability secured by this deed, for the purposes of establishing priority under section 282(3) of the Corporations Act, is A$500,000,000.

(b)           The Chargee may from time to time lodge a notice under section 268(2) of the Corporations Act on behalf of the Chargor specifying an increase in the maximum amount of the prospective liability referred to in clause 2.6(a) and from the date of lodgment the amount specified in clause 2.6(a) is to be regarded as varied to the amount specified in that notice.

(c)           Neither clause 2.6(a) nor clause 2.6(b) in any way affects or limits the actual amount of Secured Moneys which may in fact be secured by the Charge.

(d)           Clauses 2.6(a), (b) and (c) are to be construed independently of each other.

2.7          Designated Account, insurance policy proceeds and book debts

(a)           If an Event of Default occurs and is continuing, the Chargee may require the Chargor to open and maintain a Designated Account at a bank and branch approved by the Chargee on terms that:

(1)           nominated Officers of the Chargee must be signatories to the Designated Account; and

(2)           no withdrawals can be made from the Designated Account without the signature of one of those Officers.

(b)           If an Event of Default occurs and is continuing, the Chargor must immediately and until notified otherwise by the Chargee deposit in the Designated Account any proceeds the Chargor receives under any insurance policy in relation to the Charged Property or any book debt or other debt in respect of which the floating charge has crystallised.

(c)           Clause 2.7(b) does not apply to proceeds received from any workers’ compensation or public liability policy or reinstatement policy to the extent that the proceeds are paid to a person:

(1)           entitled to be compensated under the workers’ compensation or public liability policy; or

(2)           under a contract for the reinstatement of the Charged Property.

(d)           The Chargor must give all notices and directions and execute all necessary documents as requested by the Chargee to ensure clauses 2.7(a) and (b) are complied with.

(e)           A Power created under this clause 2.7 is not waived by any failure or delay in exercise, or by the partial exercise, of that Power.

(f)            If a Power arising under this clause 2.7 is waived, the fixed charge created by this deed in respect of the relevant book debt, other debt, insurance policy or other relevant asset continues to operate as a fixed charge.

(g)           The Chargor must:

(1)           give notice to the Designated Bank of the charge of the Designated Account; and

(2)           obtain an acknowledgment from the Designated Bank of that charge and the notice.

(h)           The Chargor must obtain an agreement from the Designated Bank that:

(1)           it will not repay any money in the Designated Account to the Chargor or any other person without the prior written consent of the Chargee;

(2)           it waives all rights of set-off and combination in respect of the Designated Account;

(3)           it must not exercise an Encumbrance in respect of the Designated Account; and

(4)           the agreement of the Designated Bank must not be varied or terminated without the prior written consent of the Chargee (which consent will not be unreasonably withheld or delayed).

3             Discharge of the Charge

3.1          Discharge

The Chargee must discharge from the Charge the Charged Property, or any part of it as appropriate, if any of the following events occur:

(a)           the Secured Moneys are discharged in full and the Chargee is under no further actual or contingent obligation to provide financial accommodation to the Chargor or any other person under any Transaction Document;

(b)           the Chargor ceases to be a borrower under the Bridge Facility Agreement and any Take-Out Financing (as defined in the Bridge Facility Agreement) which is secured by the same Australian Securities (as defined in the Bridge Facility Agreement) and the Chargor requests such discharge and pays to the Chargee the cost of discharge and any Secured Moneys outstanding at that time; or

(c)           to facilitate any disposal, sale or disposition permitted under the Bridge Facility Agreement including, for the avoidance of doubt, any sale or other disposition of any property pursuant to a merger, consolidation, reorganisation, winding-up, securitisation, Take-Out Financing or sale and leaseback permitted under the Bridge Facility Agreement to the extent necessary to ensure such merger, consolidation, reorganisation, winding-up, securitisation, Take-Out Financing or sale and leaseback takes place (a Permitted Disposal).

3.2          Automatic release

Where the disposal, sale or disposition of property forming part of the Charged Property is a Permitted Disposal, the relevant property will be deemed to be automatically released from the Charge with effect from the day of such disposal and the Chargee will (at the cost of the Chargor) do all such acts as are reasonably requested by the Chargor in order to release such property.

4             Representations and warranties, undertakings

4.1          Representations and warranties

(a)           The Chargor represents and warrants to and for the benefit of the Chargee and each Beneficiary that all its representations and warranties in each Transaction Document are, or will be, true and correct in all respects when made or regarded as having been made.

(b)           The Chargor further represents and warrants that:

(1)           as at the date of execution of this deed all of the Charged Property is located, or taken for stamp duty purposes to be located, in Victoria; and

(2)           its only issued share capital consists of 100 ordinary shares.

(c)           The Chargor acknowledges that it has not entered into this deed or any other Transaction Document in reliance on any representation, warranty, promise or statement of the Chargee or of any person on behalf of the Chargee.

4.2          Performance under Transaction Documents

(a)           The Chargor must fully and punctually perform its obligations under the Transaction Documents.

(b)           The Chargor must ensure that no Event of Default occurs. Without affecting the liability of the Chargor or the Powers in any other respect (including where a breach of this clause 4.2(b) is also a breach of another provision of a Transaction Document), the Chargor is not liable in damages for breach of this clause 4.2(b) but, subject to clause 5.1, the Chargee may exercise its Powers consequent upon or following that breach.

4.3          Negative pledge

The Chargor must not:

(a)           create or allow to exist or agree to any Encumbrance over; or

(b)           sell, assign, transfer or otherwise dispose of or part with possession of,

any of the Charged Property except to the extent expressly permitted by the Bridge Facility Agreement.

4.4          Payment of Secured Moneys

The Chargor must pay or repay the Secured Moneys owed by the Chargor to the Chargee or any Beneficiary in accordance with this deed, each other Transaction

Document and each other obligation under which the Secured Moneys are payable by the Chargor.

4.5          Chargor’s Business

The Chargor must not undertake any business or acquire any asset other than as contemplated by the Transaction Documents.

5             Enforcement

5.1          When enforceable

(a)           Upon the occurrence of an Accelerated Event of Default, the Charge and each Collateral Security are immediately enforceable without the need for any demand or notice to be given to the Chargor or any other person.

(b)          Upon the occurrence of an Accelerated Event of Default, the Secured Moneys are immediately due and payable by the Chargor without the need for any demand or notice to be given to the Chargor or any other person other than a notice expressly required by a Transaction Document.

5.2          Assistance in realisation

After the occurrence of an Accelerated Event of Default, the Chargor must take all action required by the Chargee, Receiver or Attorney to assist any of them to realise the Charged Property and exercise any Power including:

(a)           executing all transfers, conveyances, assignments and assurances of any of the Charged Property;

(b)           doing anything necessary or desirable under the law in force in any place where the Charged Property is situated;

(c)           giving all notices, orders, directions and consents which the Chargee, Receiver or Attorney thinks expedient; and

(d)           doing anything necessary:

(1)           for a call to be made on the uncalled capital of the Chargor; or

(2)           to collect all called but unpaid capital of the Chargor.

6             Receiver

6.1          Appointment of Receiver

Upon the occurrence of an Accelerated Event of Default or at any time thereafter, the Chargee may:

(a)           appoint any person or any 2 or more persons jointly, or severally, or jointly and severally to be a receiver or a receiver and manager of the Charged Property;

(b)           remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and

(c)           fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Charged Property.

6.2          Agency of Receiver

(a)           Subject to clause 6.5, each Receiver is the agent of the Chargor.

(b)           The Chargor is responsible for the acts, defaults and remuneration of the Receiver.

6.3          Powers of Receiver

Subject to any express exclusion by the terms of the Receiver’s appointment, the Receiver has, in addition to any powers conferred on the Receiver by applicable law, and whether or not in possession of the Charged Property or any part of it, the following powers:

(a)           manage, possession or control: to manage, enter into possession or assume control of any of the Charged Property;

(b)           lease or licence: to accept the surrender of, determine, grant or renew any lease or licence in respect of the use or occupation of any of the Charged Property:

(1)           on any terms or special conditions that the Chargee or Receiver thinks fit; and

(2)           in conjunction with the sale, lease or licence of any other property by any person;

(c)           sale: to sell or concur in selling any of the Charged Property to any person:

(1)           by auction, private treaty or tender;

(2)           on such terms and special conditions as the Chargee or the Receiver thinks fit;

(3)           for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

(4)           in conjunction with the sale of any property by any other person; and

(5)           in one lot or in separate parcels;

(d)           grant options to purchase: to grant to any person an option to purchase any of the Charged Property;

(e)           acquire property: to acquire any interest in any property, in the name or on behalf of the Chargor, which on acquisition forms part of the Charged Property;

(f)            carry on business: to carry on or concur in carrying on any business of the Chargor in respect of the Charged Property;

(g)           borrowings and security:

(1)           to raise or borrow any money, in its name or the name or on behalf of the Chargor, from the Chargee or any person approved by the Chargee in writing; and

(2)           to secure money raised or borrowed under clause 6.3(g)(1) by an Encumbrance over any of the Charged Property, ranking in priority to, equal with, or after, the Charge or any Collateral Security;

(h)           maintain or improve Charged Property: to do anything to maintain, protect or improve any of the Charged Property including completing, repairing, erecting a new improvement on, demolishing or altering any of the Charged Property;

(i)            income and bank accounts: to do anything to manage or obtain income or revenue from any of the Charged Property including operating any bank account which forms part of the Charged Property or opening and operating a new bank account;

(j)            access to Charged Property: to have access to any of the Charged Property, the premises at which the business of the Chargor is conducted and any of the administrative services of the business of the Chargor;

(k)           insure Charged Property: to insure any of the Charged Property;

(l)            sever fixtures: to sever fixtures in respect of any of the Charged Property;

(m)          compromise: to make or accept any compromise or arrangement;

(n)           surrender Charged Property: to surrender or transfer any of the Charged Property to any person;

(o)           exchange Charged Property: to exchange with any person any of the Charged Property for any other property whether of equal value or not;

(p)           employ or discharge: to employ or discharge any person as an employee, contractor, agent, professional advisor or auctioneer for any of the purposes of this deed;

(q)           delegate: to delegate to any person any Power of the Receiver;

(r)            perform or enforce documents: to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Chargor under, or otherwise obtain the benefit of:

(1)           any document, agreement or right which attaches to or forms part of the Charged Property; and

(2)           any document or agreement entered into in exercise of any Power by the Receiver;

(s)           receipts: to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;

(t)            take proceedings: to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Chargor, any proceedings including proceedings in relation to any insurance in respect of any of the Charged Property;

(u)           insolvency proceedings: to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including attending and voting at creditors’ meetings and appointing proxies for those meetings;

(v)           execute documents: to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Chargor including bills of exchange, cheques or promissory notes for any of the purposes of this deed;

(w)          make calls: to make calls on any member of the Chargor in respect of uncalled capital of the Chargor;

(x)            vote: to exercise any voting rights or powers in respect of any part of the Charged Property;

(y)           collect called capital: to collect or enforce payment of any called but unpaid capital of the Chargor whether or not the calls were made by the Receiver;

(z)            incidental power: to do anything necessary or incidental to the exercise of any Power of the Receiver.

6.4          Nature of Receiver’s Powers

The Powers of the Receiver must be construed independently and no one Power limits the generality of any other Power. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.

6.5          Status of Receiver after commencement of winding-up

(a)           The power to appoint a Receiver under clause 6.1 may be exercised even if, at the time an Accelerated Event of Default occurs or at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Chargor.

(b)           If for any reason, including operation of law, a Receiver:

(1)           appointed in the circumstances described in clause 6.5(a); or

(2)           appointed at any other time,

ceases to be the agent of the Chargor as a result of an order being made or a resolution being passed for the winding-up of the Chargor, then the Receiver immediately becomes the agent of the Chargee. In such case the Receiver will be the agent of the Mortgagee in its capacity as Security Trustee only.

6.6          Powers exercisable by the Chargee

(a)           Whether or not a Receiver is appointed under clause 6.1, the Chargee may, upon the occurrence of an Accelerated Event of Default or at any time thereafter and without giving notice to any person, exercise any Power of the Receiver in addition to any Power of the Chargee.

(b)           The exercise of any Power by the Chargee, Receiver or Attorney does not cause or deem the Chargee, Receiver or Attorney:

(1)           to be a mortgagee in possession;

(2)           to account as mortgagee in possession; or

(3)           to be answerable for any act or omission for which a mortgagee in possession is liable.

6.7          Set-off

If any Accelerated Event of Default occurs, the Chargee is entitled to apply any credit balance in any of the Chargor’s accounts with the Chargee in and towards satisfaction of any of the Secured Moneys.

6.8          Notice of exercise of rights

The Chargee, Receiver or Attorney is not required:

(a)           to give notice of the Charge or any Collateral Security to any debtor or creditor of the Chargor or to any other person;

(b)           to enforce payment of any money payable to the Chargor including any of the debts or monetary liabilities charged by this deed or by any Collateral Security; or

(c)           to obtain the consent of the Chargor to any exercise of a Power.

6.9          Termination of receivership and possession

The Chargee may, at any time, terminate the appointment of a Receiver and may, at any time, give up, or re-take, possession of the Charged Property.

7             Application and receipts of money

7.1          Order of application

(a)           At any time after the occurrence of an Accelerated Event of Default, all money received by the Chargee, Receiver, Attorney or any other person acting on their behalf under this deed or any Collateral Security may be appropriated and applied towards any amount and in any order that the Chargee, Receiver, Attorney or that other person determines in its absolute discretion, to the extent not prohibited by law.

(b)           Failing a determination under clause 7.1(a), the money must be applied in the following manner and order:

(1)           first, in payment of all amounts which, to the extent required by law, have priority over the payments specified in the balance of clause 7.1(b);

(2)           second, in payment of all costs, charges and expenses (including any GST) of the Chargee, Receiver or Attorney incurred in or incidental to the exercise or performance or attempted exercise or performance of any Power;

(3)           third, in payment of any other outgoings the Chargee, Receiver or Attorney thinks fit to pay;

(4)           fourth, in payment to the Receiver of his remuneration;

(5)           fifth, in payment and discharge, in order of their priority, of any Encumbrances of which the Chargee, Receiver or Attorney is aware and which have priority to the Charge;

(6)           sixth, in payment to the Chargee towards satisfaction of the Secured Moneys and applied against interest, principal or any other amount the Chargee, Receiver or Attorney thinks fit;

(7)          seventh, in payment only to the extent required by law, in order of their priority, of other Encumbrances in respect of the Charged Property of which the Chargee, Receiver or Attorney is aware and which are due and payable in accordance with their terms; and

(8)          eighth, in payment of the surplus, if any, without interest to the Chargor. The Chargee, Receiver or Attorney may pay the surplus to the credit of an account in the name of the Chargor in the books of any bank carrying on business within Australia and having done so is under no further liability in respect of that surplus.

7.2          Money actually received

In applying any money towards satisfaction of the Secured Moneys the Chargor is to be credited only with so much of the money which is available for that purpose (after deducting any GST imposed) and which is actually received by the Chargee, Receiver or Attorney. The credit dates from the time of receipt.

7.3          Amounts contingently due

(a)           If at the time of a distribution of any money under clause 7.1 any part of the Secured Moneys is contingently owing to the Chargee or a Beneficiary, the Chargee, Receiver or Attorney may retain an amount equal to the amount contingently owing or any part of it.

(b)           If the Chargee, Receiver or Attorney retains any amount under clause 7.3(a) it must place that amount on short-term interest bearing deposit until the amount contingently owing becomes actually due and payable or otherwise ceases to be contingently owing at which time the Chargee, Receiver or Attorney must:

(1)           pay to the Chargee the amount which has become actually due to it; and

(2)           apply the balance of the amount retained, together with any interest on the amount contingently owing, in accordance with clause 7.1.

7.4          Notice of a subsequent Encumbrance

(a)           If the Chargee receives actual or constructive notice of a subsequent Encumbrance, the Chargee:

(1)           may open a new account in the name of the Chargor in its books; or

(2)           is regarded as having opened a new account in the name of the Chargor in its books,

on the date it received or was regarded as having received notice of the subsequent Encumbrance.

(b)           From the date on which that new account is opened or regarded as opened:

(1)           all payments made by the Chargor to the Chargee; and

(2)           all financial accommodation and advances by the Chargee to the Chargor,

are or are regarded as credited and debited, as the case may be, to the new account.

(c)           The payments by the Chargor under clause 7.4(b) must be applied:

(1)           first, in reduction of the debit balance, if any, in the new account; and

(2)           second, if there is no debit balance in the new account, in reduction of the Secured Moneys which have not been debited or regarded as debited to the new account.

7.5          Chargee’s statement of indebtedness

A certificate signed by any Officer of the Chargee stating:

(a)           the amount of the Secured Moneys due and payable; or

(b)           the amount of the Secured Moneys, whether currently due and payable or not,

is sufficient evidence of that amount as at the date stated on the certificate, or failing that as at the date of the certificate, unless the contrary is proved.

7.6          Chargee’s receipts

(a)           The receipt of any Officer of the Chargee for any money payable to or received by the Chargee under this deed exonerates the payer from all liability to enquire whether any of the Secured Moneys have become payable.

(b)           Every receipt of an Officer of the Chargee effectually discharges the payer from:

(1)           any future liability to pay the amount specified in the receipt; and

(2)           being concerned to see to the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.

7.7          Conversion of currencies on application

In making an application under clause 7.1, the Chargee, Receiver or Attorney may itself, or through its bankers, purchase one currency with another in the manner and amounts and at the times it thinks fit, whether or not the purchase is through an intermediate currency, or spot or forward.

7.8          Amounts payable on demand

If an amount payable under a Transaction Document is not expressed to be payable on a specified date, that amount is payable by the Chargor on demand by the Chargee.

8             Power of attorney

8.1          Appointment of Attorney

In consideration of the Chargee entering into the Transaction Documents and for other consideration received, the Chargor irrevocably appoints each Receiver and each Officer of the Chargee severally its attorney for the purposes set out in clause 8.2.

8.2          Purposes of appointment

The Attorney may, in its name or in the name of the Chargor, Chargee or Receiver, at any time after the occurrence of an Accelerated Event of Default do any of the following:

(a)           do any thing which ought to be done by the Chargor under this deed;

(b)           do anything which ought to be done by the Chargor in respect of the Charged Property under this deed or a Transaction Document;

(c)           exercise any right, power, authority, discretion or remedy of the Chargor under:

(1)           this deed;

(2)           any other Transaction Document; or

(3)           any agreement forming part of the Charged Property;

(d)           do any thing which in the opinion of the Chargee, Receiver or Attorney is necessary or expedient for securing or perfecting the Charge and any Collateral Security;

(e)           execute in favour of the Chargee any legal mortgage, transfer, assignment and any other assurance of any of the Charged Property;

(f)            execute deeds of assignment, composition or release;

(g)           sell or otherwise part with the possession of any of the Charged Property; and

(h)           generally, do any other thing, whether or not of the same kind as those set out in clause 8.2(a) to (f), which in the opinion of the Chargee, Receiver or Attorney is necessary or expedient:

(1)           to more satisfactorily secure to the Chargee the payment of the Secured Moneys; or

(2)           in relation to any of the Charged Property.

8.3          Delegation and substitution

The Attorney may, at any time, for any of the purposes in clause 8.2, appoint or remove any substitute or delegate or sub-attorney.

9             Protection

9.1          Protection of third parties

(a)           No person dealing with the Chargee, Receiver or Attorney is bound to enquire whether:

(1)           the Charge has become enforceable;

(2)           the Receiver or Attorney is duly appointed; or

(3)           any Power has been properly or regularly exercised.

(b)           No person dealing with the Chargee, Receiver or Attorney is affected by express notice that the exercise of any Power was unnecessary or improper.

(c)           The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Chargor and this deed, and is valid.

9.2          Protection of the Chargee, Receiver and Attorney

(a)           The Chargee, Receiver or Attorney is not liable for any loss or damage including consequential loss or damage, arising directly or indirectly from:

(1)           any omission or delay in the exercise or non-exercise of any Power; or

(2)           the neglect, default or dishonesty of any manager, Officer, employee, agent, accountant, auctioneer or solicitor of the Chargor, the Chargee, Receiver or Attorney.

(b)           Clause 9.2(a) does not apply:

(1)           in respect of the Chargee, to any loss or damage which arises from the wilful default, fraud or negligence of the Chargee; and

(2)           in respect of a Receiver or Attorney, to any loss or damage which arises from the wilful default, fraud or negligence of the Receiver or Attorney.

10           Saving provisions

10.1        Statutory powers

(a)           The powers of the Chargee under this deed or any Collateral Security are in addition to any powers the Chargee has under applicable law.

(b)           To the extent not prohibited by law, before enforcing this deed or any Collateral Security, or exercising any Power, the Chargee is not required to give any notice or allow the expiration of any time to any person.

(c)           If a law which requires a period of notice to be given cannot be excluded, but that law allows the period to be specified or changed, then that period of time is one day.

10.2        Continuing security

The Charge is a continuing security despite:

(a)           any settlement of account; or

(b)           the occurrence of any other thing,

and remains in full force and effect until the Chargee has given a discharge of the Charge in respect of all the Charged Property under clause 3.

10.3        No merger of security

(a)           Nothing in this deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)           any Encumbrance or indemnity in favour of the Chargee;

(2)           any indemnity in favour of the Chargee contained in any Transaction Document; or

(3)           any right, power, authority, discretion or remedy which the Chargee may have against the Chargor or any other person at any time.

(b)           No other Encumbrance or Transaction Document which the Chargee or a Beneficiary has the benefit of in any way prejudicially affects any Power.

10.4        Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which directly or indirectly:

(a)           lessens or otherwise varies or affects in favour of the Chargor any obligations under this deed or any Transaction Document; or

(b)           stays, postpones or otherwise prevents or prejudicially affects the exercise by the Chargee, Receiver or Attorney of any Power,

is negatived and excluded from this deed and any Transaction Document and all relief and protection conferred on the Chargor by or under that legislation is also negatived and excluded.

10.5        Conflict

Where any right, power, authority, discretion or remedy of the Chargee, Receiver or an Attorney under this deed or any Transaction Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

10.6        Completion of blank securities

At any time after the Charge has become enforceable, the Chargee, Receiver, Attorney or any Officer of the Chargee may complete, in favour of the Chargee, any appointee of the Chargee or any purchaser, any instrument executed in blank by or on behalf of the Chargor and deposited with the Chargee as security under this deed or under any Collateral Security.

10.7        Principal obligations

The Charge and each Collateral Security is:

(a)           a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation; and

(b)           independent of, and unaffected by, any other Encumbrance or other obligation which the Chargee or any Beneficiary may hold at any time in respect of the Secured Moneys.

10.8        No obligation to marshal

Before the Chargee enforces the Charge, it is not required to marshal or to enforce or apply under, or appropriate, recover or exercise:

(a)           any Encumbrance or Collateral Security held, at any time, by the Chargee; or

(b)           any moneys or assets which the Chargee, at any time, holds or is entitled to receive.

10.9        Non-avoidance

If any payment by the Chargor to the Chargee or a Beneficiary is at any time avoided for any reason including any legal limitation, disability or incapacity of or affecting the Chargor or any other thing, and whether or not:

(a)           any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)           any thing was or ought to have been within the knowledge of the Chargee or any Beneficiary,

the Chargor:

(c)           as an additional, separate and independent obligation, indemnifies the Chargee against that avoided payment; and

(d)           acknowledges that any liability of the Chargor under the Transaction Documents and any right or remedy of the Chargee under the Transaction Documents is the same as if that payment had not been made.

10.10     Increase in financial accommodation

The Chargee or any Beneficiary may at any time increase the financial accommodation provided under any Transaction Document or otherwise provide further financial accommodation.

11           Third party provisions

11.1        Suspense account

(a)           The Chargee may apply to the credit of a suspense account any:

(1)           amounts received under this deed;

(2)           dividends, distributions or other amounts received in respect of the Secured Moneys in any liquidation; and

(3)           other amounts received from any Transaction Party or any other person in respect of the Secured Moneys.

(b)           The Chargee may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

11.2        Independent obligations

This deed is enforceable against the Chargor:

(a)           without first having recourse to any Collateral Security;

(b)           whether or not the Chargee or any other person has:

(1)           made demand upon any Transaction Party other than the Chargor;

(2)           given notice to any Transaction Party (other than the Chargor) or any other person in respect of any thing; or

(3)           taken any other steps against any Transaction Party (other than the Chargor) or any other person;

(c)           whether or not any Secured Moneys is then due and payable; and

(d)           despite the occurrence of any event described in clause 11.3.

11.3        Unconditional nature of obligations

(a)           The Charge and the obligations of the Chargor under the Transaction Documents are absolute, binding and unconditional in all circumstances.

(b)           The Charge and the obligations of the Chargor under the Transaction Documents are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(1)           the grant to any Transaction Party or any other person of any time, waiver, covenant not to sue or other indulgence;

(2)           the release (including a release as part of any novation) or discharge of any Transaction Party or any other person;

(3)           the cessation of the obligations, in whole or in part, of any Transaction Party or any other person under any Transaction Document or any other document or agreement;

(4)           the liquidation of any Transaction Party or any other person;

(5)           any arrangement, composition or compromise entered into by the Chargee, any Transaction Party or any other person;

(6)           any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)           any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of any Transaction Document or any other document or agreement;

(8)           any Collateral Security being given to the Chargee, or any other person by any Transaction Party or any other person;

(9)           any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other document or agreement;

(10)         any moratorium or other suspension of any Power;

(11)         the Chargee, Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

(12)         the Chargee obtaining a judgment against any Transaction Party or any other person for the payment of any of the Secured Moneys;

(13)         any transaction, agreement or arrangement that may take place with the Chargee, any Transaction Party or any other person;

(14)         any payment to the Chargee, Receiver or Attorney including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;

(15)         any failure to give effective notice to any Transaction Party or any other person of any default under any Transaction Document or any other document or agreement;

(16)         any legal limitation, disability or incapacity of any Transaction Party or of any other person;

(17)         any breach of any Transaction Document or any other document or agreement;

(18)         the acceptance of the repudiation of, or termination of, any Transaction Document or any other document or agreement;

(19)         any Secured Moneys being irrecoverable for any reason;

(20)         any disclaimer by any Transaction Party or any other person of any Transaction Document or any other document or agreement;

(21)         any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Transaction Document or any other document or agreement;

(22)         the opening of a new account of any Transaction Party with the Chargee or any transaction on or relating to the new account;

(23)         any prejudice (including material prejudice) to any person as a result of any thing done, or omitted by the Chargee, any Transaction Party or any other person;

(24)         any prejudice (including material prejudice) to any person as a result of the Chargee, Receiver, Attorney or any other person selling or realising any property the subject of a Collateral Security at less than the best price;

(25)         any prejudice (including material prejudice) to any person as a result of any failure or neglect by the Chargee, Receiver, Attorney or any other person to recover the Secured Moneys from any Transaction Party or by the realisation of any property the subject of a Collateral Security;

(26)         any prejudice (including material prejudice) to any person as a result of any other thing;

(27)         the receipt by the Chargee of any dividend, distribution or other payment in respect of any liquidation;

(28)         the failure of any other Transaction Party or any other person to execute any Transaction Document or any other document; or

(29)         any other act, omission, matter or thing whether negligent or not.

(c)           Clauses 11.3(a) and (b) apply irrespective of:

(1)           the consent or knowledge or lack of consent or knowledge, of the Chargee, any Transaction Party or any other person of any event described in clause 11.3(b); or

(2)           any rule of law or equity to the contrary.

11.4        No competition

(a)           Until the Secured Moneys have been fully paid and the Charge has been finally discharged under clause 3, the Chargor is not entitled to:

(1)           be subrogated to the Chargee;

(2)           claim or receive the benefit of any Encumbrance, Guarantee (including any Transaction Document) or other document or agreement of which the Chargee has the benefit or of any moneys held by the Chargee or of any Power;

(3)           either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Transaction Party, except in accordance with clause 11.4(b);

(4)           make a claim or exercise or enforce any right, power or remedy (including under an Encumbrance or Guarantee or by way of contribution) against any Transaction Party liable to pay the Secured Moneys;

(5)           accept, procure the grant of, or allow to exist any Encumbrance in favour of the Chargor from any Transaction Party liable to pay the Secured Moneys;

(6)           exercise or attempt to exercise any right of set-off against, nor realise any Encumbrance taken from, any Transaction Party liable to pay the Secured Moneys; or

(7)           raise any defence or counterclaim in reduction or discharge of its obligations under the Transaction Documents.

(b)           If required by the Chargee, the Chargor must prove in any liquidation of a Transaction Party liable to pay the Secured Moneys for all moneys owed to the Chargor.

(c)           All moneys recovered by the Chargor from any liquidation or under any Encumbrance from a Transaction Party liable to pay the Secured Moneys must be received by the Chargor for the Chargee to the extent of the unsatisfied liability of the Chargor under the Transaction Documents.

(d)           The Chargor must not do or seek, attempt or purport to do anything referred to in clause 11.4(a).

12           General

12.1        Performance by Chargee of the Chargor’s obligations

If the Chargor defaults in fully and punctually performing any obligation contained or implied in any Transaction Document, the Chargee may, without prejudice to any Power, do all things necessary or desirable, in the opinion of the Chargee, to make good or attempt to make good that default to the satisfaction of the Chargee.

12.2        Chargor to bear cost

Any thing which must be done by the Chargor under this deed, whether or not at the request of the Chargee, must be done at the cost of the Chargor.

12.3        Notices

Any notice or other communication including any request, demand, consent or approval, to or by a party to this deed must be given in accordance with the notice requirements of the Principal Agreement.

12.4        Governing law and jurisdiction

(a)           This deed is governed by the laws of New South Wales.

(b)           The Chargor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c)           The Chargor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

12.5        Prohibition and enforceability

(a)           Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)           Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c)           Without limiting clause 12.5(a) or (b), if the inclusion of an asset in the Charged Property would invalidate, avoid or render ineffective the Charge, whether in respect of that asset only or otherwise, then that asset is excluded from the Charged Property, but only for so long as that effect prevails.

(d)           If an asset referred to in clause 12.5(c) could be included in the Charged Property without clause 12.5(c) applying if an Authorisation was obtained or other action taken, the Chargor must promptly obtain that Authorisation or take that action.

12.6        Waivers

(a)           Waiver of any right arising from a breach of this deed or of any Power arising upon default under this deed or upon the occurrence of an Event of Default or an Accelerated Event of Default must be in writing and signed by the party granting the waiver.

(b)           A failure or delay in exercise, or partial exercise, of:

(1)           a right arising from a breach of this deed or the occurrence of an Event of Default or an Accelerated Event of Default; or

(2)           a Power created or arising upon default under this deed or upon the occurrence of an Event of Default or an Accelerated Event of Default,

does not result in a waiver of that right or Power.

(c)           A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Event of Default or an Accelerated Event of Default as constituting a waiver of that right or Power.

(d)           A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)           This clause may not itself be waived except by writing.

12.7        Variation

A variation of any term of this deed must be in writing and signed by the parties.

12.8        Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Chargee, Receiver or Attorney.

12.9        Assignment

(a)           Subject to any Transaction Document (including clause 7 of the Security Trust Deed), the Chargee may, assign its rights under this deed and each Collateral Security without the consent of the Chargor.

(b)           The Chargor must not assign any of its rights under this deed or any Collateral Security without the prior written consent of the Chargee.

12.10     Counterparts

This deed may be executed in any number of counterparts. All counterparts taken together, constitute one instrument. A party may execute this deed by signing any counterpart.

12.11     Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Executed as a deed:

CHARGOR:

Signed sealed and delivered for

HA Funding Pty Limited

by its attorney

in the presence of:

/s/ David Barton	/s/ Ralph Ayling
Witness	Attorney

David Barton	Ralph Ayling
Name (please print)	Name (please print)

CHARGEE:

Signed sealed and delivered for

BNP Paribas

by its attorney

in the presence of:

/s/ Tessa Hoser	/s/ Wendy Gwyn
Witness	Attorney

Tessa Hoser	Wendy Gwyn
Name (please print)	Name (please print)